Contact:       Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Fourth Quarter and Year 2005 Results

ONEONTA, Alabama (Feb. 16, 2006) - Otelco Inc. (AMEX: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama and Missouri, today announced results for its fourth quarter and year ended December 31, 2005. The Company’s results reflect the first full year of operations under its new capital structure and its acquisition of Mid-Missouri Holding Corp. in December 2004. Key quarterly highlights for Otelco include:

•	Total revenues of $11.8 million.
•	Operating income of $4.3 million.
•	Net loss of $(0.1) million.
•	Net loss per basic and diluted share of $(0.02) and $(0.01).respectively.

“We are pleased with our fourth quarter and annual results,” said Mike Weaver, President and Chief Executive Officer of Otelco. “In the first year of our new capital structure, we delivered solid performance and shared the Company’s success with our shareowners.”

“Our growth in access line equivalents exceeded our expectations in the fourth quarter and for the year. For the quarter, we added 420 total access line equivalents and 1,400 for the year, which is a 3.8% growth rate. For the quarter our access line metrics showed improvement, as we experienced an annualized 2.4% decline as compared to an annual decline of 3.2%. We define access line equivalents as access lines, cable modems and digital subscriber lines. Our long distance and cable television subscribers increased in both the fourth quarter and for the year, up 5.8% and 6.6%, respectively for the year. Our digital high-speed Internet customers grew steadily throughout the year, adding 2,474 customers for an increase of 70.9% on an annual basis. At the end of the year, we had a penetration rate of 18.3% for our digital high-speed Internet service,” added Weaver.

“Our prospects for 2006 continue to be positive. Our marketing plans include the introduction of new bundled services for telephone, unlimited long distance services, cable television and digital high-speed Internet. Our operating plans include the consolidation of our Internet services, which will improve our customer service as well as reduce our costs. We will remain focused on executing our business plan and generating cash flows, allowing us to return cash back to our shareholders. For 2005, Otelco distributed over $16.2 million to its IDS holders, representing combined interest and dividends of $1.68 per Income Deposit Security (IDS).”

Distribution to IDS Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For the fourth quarter of 2005, the Board is meeting on February 23, 2006. The scheduled interest and any dividend declared will be paid on March 30, 2006 to holders of record as of the close of business on March 15, 2006. The interest payment will cover the period from December 30, 2005 through March 29, 2006.

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Otelco Reports 2005 Results

Feb. 16, 2006

Fourth Quarter and Year 2005 Financial Summary
(dollars in thousands, except per share amounts)

			Change
	4Q 2004	4Q 2005	Amount	Percent
Revenue	$9,790	$11,843	$2,053	21.0%
Operating income	$1,515	$4,316	$2,801	184.9%
Interest expense	$(1,264)	$(4,188)	$2,924	231.3%
Net loss available to stockholders	$(133)	$(150)	$(17)	(12.8)%
Basic net loss per share	$(0.02)	$(0.02)	$0.00	0.0%
Diluted net loss per share	$(0.02)	$(0.01)	$0.01	100.0%

Adjusted EBITDA(a)	$6,089	$7,017	$928	15.2%
Capital expenditures	$611	$744	$133	21.8%

	Year 2004	Year 2005	Amount	Percent
Revenue	$37,266	$46,972	$9,706	26.0%
Operating income	$13,529	$18,065	$4,536	33.5%
Interest expense	$(3,679)	$(16,355)	$(12,676)	344.6%
Net income available to stockholders	$6,114	$1,792	$(4,322)	(70.7)%
Basic net income per share	$0.75	$0.19	$(0.56)	(74.7)%
Diluted net income per share	$0.71	$0.12	$(0.59)	(83.1)%

Adjusted EBITDA(a)	$24,147	$28,345	$4,198	17.4%
Capital expenditures	$3,261	$4,083	$822	25.2%

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended December 31,		Year Ended December 31,
	2004	2005	2004	2005
Adjusted EBITDA
Net Income (Loss)	$(133)	$(150)	$6,114	$1,792
Add: Depreciation	1,540	1,976	5,837	7,749
Interest Expense	1,264	4,188	3,679	16,355
Income Tax Expense	524	404	3,947	1,011
Non Cash Compensation-Stock Options	116	—	1,494	—
IPO Expense	1,671	—	1,671	—
Accretion Expense	13	111	13	443
Change in Fair Value of Derivative Liability	—	(38)	—	(959)
Loan Fees	1	29	1	117
Amortization - Loan Cost	1,023	382	1,128	1,374
Amortization - Intangibles	70	115	263	463
Adjusted EBITDA	6,089	7,017	24,147	28,345

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Otelco Reports 2005 Results

Feb. 16, 2006

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

		Third Quarter	Year End	% Change
Key Operating Statistics	2004	2005	2005	Quarter	Year
Access line equivalents (1)
Residential access lines	25,237	24,705	24,541	(0.7)%	(2.8)%
Business access lines	8,414	8,060	8,036	(0.3)%	(4.5)%
Access lines	33,651	32,765	32,577	(0.6)%	(3.2)%
Digital high-speed lines	3,488	5,354	5,962	11.4%	70.9%
Total access line equivalents	37,139	38,119	38,539	1.1%	3.8%

Long distance customers	13,641	14,323	14,438	0.8%	5.8%
Cable television customers	3,959	4,201	4,220	0.5%	6.6%
Dial-up internet customers	15,348	12,989	12,149	(6.5)%	(20.8)%

(1) We define access line equivalents as access lines, cable modems, and digital subscriber lines.

FINANCIAL DISCUSSION FOR FOURTH QUARTER AND YEAR 2005

Revenue
Total revenues grew 21.0% in the three months ended December 31, 2005 to $11.8 million from $9.8 million in the three months ended December 31, 2004. Total revenues grew 26.0% in the year ended December 31, 2005 to $47.0 million from $37.3 million in the year ended December 31, 2004. The growth in revenue was primarily driven by the acquisition of Mid-Missouri. Local service revenue grew 1.3% in the year ended December 31, 2005 to $14.2 million from $14.0 million in the year ended December 31, 2004. Total access line equivalents increased 1,400 during 2005, with growth partially offset by the loss of some second access lines used by customers for dial-up Internet access and wireline customer attrition. Network access revenue in the year ended December 31, 2005 grew 31.7% to $21.9 million from $16.6 million in the year ended December 31, 2004. Long distance and other telephone services revenue in the year ended December 31, 2005 increased 22.9% to $3.3 million from $2.7 million in the year ended December 31, 2004. Cable television revenue in the year ended December 31, 2005 increased 14.8% to $2.1 million from $1.8 million in the year ended December 31, 2004. Internet revenue in the year ended December 31, 2005 increased 154.3% to $5.6 million from $2.2 million in the year ended December 31, 2004. This increase included the addition of over 2,200 new digital high-speed Internet customers in Alabama in addition to the acquisition of and growth at Mid-Missouri.

Operating Expenses
Operating expenses in the three months ended December 31, 2005 decreased 9.0% to $7.5 million from $8.3 million in the three months ended December 31, 2004 which included one time charges associated with the initial public offering. Operating expenses in the year ended December 31, 2005 increased 21.8% to $28.9 million from $23.7 million in the year ended December 31, 2004. The increase was primarily attributable to the purchase of Mid-Missouri, amortization of loan costs associated with our initial public offering and public company costs. Cost of services increased 42.8% to $12.6 million in the year ended December 31, 2005 from $8.8 million in the year ended December 31, 2004. Selling, general and administrative expenses declined 12.6% to $6.7 million in the year ended December 31, 2005 from $7.7 million in the year ended December 31, 2005. Depreciation and amortization increased 32.6% to $9.6 million in the year ended December 31, 2005 from $7.2 million in the year ended December 31, 2004.

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Otelco Reports 2005 Results

Feb. 16, 2006

Interest Expense
Reflecting the first full year of the new debt structure, interest expense increased 344.6% to $16.4 million in the year ended December 31, 2005 from $3.7 million in the year ended December 31, 2004. The new credit facility and the senior subordinated notes replaced existing variable rate term debt.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2005 was $7.0 million, an increase of 15.2% from $6.1 million the three months ended December 31, 2004. For the year ended December 31, 2005, EBITDA was $28.3 million, an increase of 17.4% from $24.1 million for the year ended December 31, 2004. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet
As of December 31, 2005, the Company had cash and equivalents of $5.6 million and total long-term debt of $161.1 million.

Capital Expenditures
Capital expenditures were $0.7 million for the quarter and $4.1 million for the year. The Company added DSL capacity and upgraded its network and switching facilities.

Fourth Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Friday, February 17, 2005, at 11:00 a.m. ET. To participate in the call, dial 913-981-5509 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.otelco.net or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.otelco.net or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 7818347.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, is the sole wireline telephone services provider in several rural communities in Alabama and Missouri. The Company’s services include local telephone, network access, long distance, high-speed and dial-up Internet access, cable television and other telephone related services. With more than 38,500 access lines, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 50 largest local exchange carriers in the United States based on number of access line equivalents. Otelco operates fiveincumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. For more information, visit the Company’s web site at www.otelco.net.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports 2005 Results

Feb. 16, 2006

OTELCO INC.
Consolidated Balance Sheets

	As of December 31, 2004	As of December 31, 2005
Assets
Current Assets
Cash and cash equivalents	$5,406,545	$5,569,233
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $160,270 and $163,028 respectively	1,179,074	1,212,909
Unbilled revenue	1,884,405	1,828,104
Other	1,522,945	1,482,171
Materials and supplies	1,039,910	932,861
Prepaid expenses	537,784	504,256
Income tax receivables	—	749,591
Deferred income taxes	652,625	872,675
Total current assets	12,223,288	13,151,800

Property and equipment, net	48,195,568	44,555,611
Goodwill	119,714,094	119,431,993
Intangible assets, net	2,050,943	1,588,079
Investments	1,298,852	1,108,249
Deferred financing costs	8,020,743	6,971,610
Interest rate cap	4,723,135	5,318,728
Total assets	$196,226,623	$192,126,070

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,690,351	$1,106,114
Accrued expenses	1,862,604	1,692,841
Advanced billings and payments	1,141,013	1,204,680
Customer deposits	220,209	213,524
Total current liabilities	5,914,177	4,217,159

Deferred income taxes	13,053,226	15,345,890
Other liabilities	196,644	192,769
Total deferred tax and other liabilities	13,249,870	15,538,659

Long-term notes payable	161,075,498	161,075,498
Derivative liability	2,788,716	1,830,095
Class B common convertible to senior subordinated notes	3,212,528	3,655,454
Stockholders’ equity
Class A Common stock, $.01 par value-authorized 20,000,000 shares; issued and outstanding 9,676,733 shares	96,767	96,767
Class B Common stock, $.01 par value-authorized 800,000 shares; issued and outstanding 544,671 shares	5,447	5,447
Additional paid in capital	12,435,800	5,613,703
Retained deficit	(2,597,315)	(805,731)
Accumulated other comprehensive income	45,135	899,019
Total stockholders’ equity	9,985,834	5,809,205

Total liabilities and stockholders’ equity	$196,226,623	$192,126,070

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Otelco Reports 2005 Results

Feb. 16, 2006

OTELCO INC.
Consolidated Statements of Income

	Three Months Ended December 31,		Year-Ended December 31,
	2004	2005	2004	2005
Revenues
Local services	$3,506,139	$3,402,409	$13,997,938	$14,175,743
Network access	4,489,893	5,584,262	16,602,572	21,873,485
Long distance and other telephone services	667,022	889,744	2,659,418	3,269,490
Cable television	480,728	540,865	1,817,711	2,086,854
Internet	646,512	1,426,007	2,188,703	5,566,650
Total revenues	9,790,294	11,843,287	37,266,342	46,972,222

Operating expenses
Cost of services and products	2,773,665	3,255,118	8,831,951	12,611,499
Selling, general and administrative expenses	2,868,072	1,798,263	7,676,496	6,710,542
Depreciation and amortization	2,633,324	2,473,841	7,228,472	9,585,299
Total operating expenses	8,275,061	7,527,222	23,736,919	28,907,340

Income from operations	1,515,233	4,316,065	13,529,423	18,064,882

Other income (expense)
Interest expense	(1,264,067)	(4,188,266)	(3,678,691)	(16,355,087)
Change in fair value of derivative	—	38,127	—	958,621
Other income	153,047	198,416	223,104	577,769
Total other expense	(1,111,020)	(3,951,723)	(3,455,587)	(14,818,697)

Income before income tax and accretion expense	404,213	364,342	10,073,836	3,246,185

Income tax expense	(523,579)	(403,853)	(3,946,625)	(1,011,675)

Income (loss) before accretion expense	(119,366)	(39,511)	6,127,211	2,234,510

Accretion of Class B common convertible to senior subordinated notes	(13,348)	(110,732)	(13,348)	(442,926)
Net income (loss) available to common stoockholders	(132,714)	(150,243)	6,113,863	1,791,584

Weighted average shares outstanding:
Basic	8,250,464	9,676,733	8,103,720	9,676,733
Diluted	8,562,395	10,221,404	8,607,455	10,221,404

Net income per share:
Basic	$(0.02)	$(0.02)	$0.75	$0.19
Diluted	$(0.02)	$(0.01)	$0.71	$0.12

Dividends declared per share	$—	$—	$—	$0.71

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